Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 and related Prospectus of Inergy, L.P. for the registration of $500,000,000 common units, partnership securities, or debt securities, and to the incorporation by reference therein of our reports (a) dated November 14, 2003, except for Note 12, as to which the date is December 10, 2003, with respect to the consolidated financial statements and schedule of Inergy, L.P. included in its Annual Report (Form 10-K/A) for the year ended September 30, 2003, (b) dated September 5, 2003, with respect to the consolidated financial statements of United Propane, Inc. and Subsidiary included in Inergy, L.P.’s Current Report on Form 8-K/A dated October 14, 2003, and (c) dated November 14, 2003, with respect to the balance sheet of Inergy GP, LLC included in Inergy, L.P.’s Current Report on Form 8-K dated January 7, 2004, each filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Kansas City, Missouri

September 9, 2004